SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

May 14, 2004

PATINA OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14344	75-2629477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1625 Broadway, Suite 2000 Denver, Colorado		80202
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code (303) 389-3600

ITEM 7. FINANCIAL	STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

99.1	Notice of Blackout Period to Directors and Executive Officers of Patina Oil & Gas Corporation

ITEM 11. TEMPORARY	SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS.

On May 14, 2004, Patina Oil & Gas Corporation (the “Company”) sent a notice to its directors and executive officers informing them of a blackout period in the Patina Oil & Gas Corporation Profit Sharing and Savings Retirement Plan and Trust (the “Retirement Plan”) beginning on June 11, 2004, 2:00 p.m. Eastern Standard Time, and expected to end during the week of July 5, 2004 (the “Blackout Period”) that will temporarily prevent participants in the Retirement Plan from engaging in transactions in Company common stock in their individual accounts. During the Blackout Period, participants in the Retirement Plan generally will be unable to direct or diversify investments in their individual accounts, obtain loans from the Retirement Plan or obtain a distribution from the Retirement Plan.

The Blackout Period is necessary to complete the transition of the recordkeeping and administrative services to Scudder Investments, who will become the new trustee and recordkeeper for the Retirement Plan beginning on June 21, 2004, to eliminate certain existing investment options and to add several new investment options, and to merge the Elysium Energy, LLC Profit-Sharing Plan into the Retirement Plan. Upon the completion of this transition to Scudder Investments, which is expected to end during the week of July 5, 2004, the Blackout Period will end.

During the blackout period, the directors and executive officers of the Registrant will be prohibited from directly or indirectly purchasing, selling or otherwise acquiring or transferring any equity securities of the Registrant that were acquired in connection with the directors and executive officers service or employment with the Company, subject to certain limited exceptions.

A copy of the notice sent to the Registrant’s directors and executive officers is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATINA OIL & GAS CORPORATION

By:	/s/ DAVID J. KORNDER

David J. Kornder Executive Vice President and Chief Financial Officer

Date: May 14, 2004

Exhibit Index

Exhibit Number	Description
99.1	Notice of Blackout Period to Directors and Executive Officers of Patina Oil & Gas Corporation